SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 18, 2003

Leap Wireless International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-29752	33-0811062
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of Incorporation)

10307 Pacific Center Court, San Diego, California	92121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 882-6000

Item 5. Other Events
Item 7. Exhibits
SIGNATURE
EXHIBIT INDEX
EXHIBIT 2.1
EXHIBIT 2.2

     This Current Report on Form 8-K is filed by Leap Wireless International, Inc., a Delaware corporation (“Leap” or the “Company”), in connection with the matters described herein.

Item 5. Other Events.

     On July 18, 2003, Leap, Cricket Communications, Inc., a Delaware corporation and wholly owned indirect subsidiary of Leap (“Cricket”), and substantially all of their subsidiaries, as debtors and debtors-in-possession, filed a Third Amended Joint Plan of Reorganization, as Modified (the “Plan”), and a Disclosure Statement Accompanying Third Amended Joint Plan of Reorganization, as Modified (the “Disclosure Statement”), with the United States Bankruptcy Court for the Southern District of California (the “Court”). Copies of the Plan and the Disclosure Statement as filed with the Court on July 18, 2003 are attached hereto as Exhibits 2.1 and 2.2, respectively.

     Generally, federal bankruptcy law does not permit solicitation of acceptances of a plan of reorganization until the Court approves the applicable disclosure statement relating to the plan as providing adequate information that would enable a hypothetical reasonable investor typical of the holder of claims or interests of the relevant class to make an informed judgment about the plan, which has not yet occurred. Accordingly, this announcement is not intended to be, nor should it be construed as, a solicitation for a vote on the Plan. Leap and Cricket will emerge from Chapter 11 if and when the Disclosure Statement receives the requisite Court approval, the Plan receives the requisite stakeholder approval, the Plan is confirmed by the Court, and all conditions to the effectiveness of the Plan have been satisfied or waived, including the receipt of approval from the Federal Communications Commission.

     Among the other disclosures included in the Disclosure Statement was the following “Statement Regarding Financial Performance of Cricket for April and May 2003”:

“As of May 31, 2003, Cricket had 1,475,406 subscribers, down 38,071 subscribers from March 31, 2003. The Debtors believe that a significant portion of the decline in subscribers since March 31, 2003 is due to the reaction of the market and subscribers to Cricket’s bankruptcy filing. The Debtors’ financial projections anticipate that Cricket will have 1,430,184 subscribers at September 30, 2003.

Total service revenue for the two-month period ending May 31, 2003 was $108.4 million compared to $107.5 million in the Cricket Cash Budget. Total equipment revenue during such period was $14.7 million compared to $13.0 million in the Cricket Cash Budget for the same period.

Cricket’s unrestricted cash and short-term investments for the period increased by $47.9 million (rising to $165.5 million as of May 31, 2003) compared to the Cricket Cash Budget, which projected an increase of $1.4 million over the same period. Generally, the additional cash was generated through (i) changes in working capital (excluding cash and short-term investments, inter-company payables and current maturities of long-term debt) of $32.5 million resulting primarily from an increase in accounts payable and accrued liabilities generally arising from the impact of the bankruptcy filing on the Debtors’ ability to pay pre-petition obligations, and (ii) net income, adjusted for non-cash items, of $18.7 million, offset by cash capital expenditures of $3.8 million. Net income for the period was higher than projected primarily as a result of adding fewer than the projected number of new subscribers for the period.

The Projections attached to this Disclosure Statement as Exhibit G were prepared as of July 16, 2003 and include updates by the Debtors to reflect the declines in subscribers being experienced by the Debtors while in bankruptcy, their post-petition financial performance and other factors.

The results described above for Cricket for the two months ended May 31, 2003 are not necessarily indicative of future results.”

     The foregoing excerpt does not purport to be complete and is qualified in its entirety by reference to the Plan and the Disclosure Statement attached as exhibits hereto.

     Except for the historical information contained herein, this report contains “forward-looking statements” reflecting management’s current forecast of certain aspects of Leap’s future. Some forward-looking statements can be identified by forward-looking words such as “believe,” “think,” “may,” “could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “seek,” “plan,” “expect,” “should,” “would” and similar expressions. This report is based on current information, which Leap has assessed but which by its nature is dynamic and subject to rapid and even abrupt changes. Leap’s actual results could differ materially from those stated or implied by such forward-looking statements due to risks and uncertainties associated with Leap’s business. Factors that could cause actual results to differ include, but are not limited to:

•	Leap’s ability to cause a Chapter 11 plan of reorganization to be finalized and to be confirmed by the Bankruptcy Court, and its ability to successfully implement the plan;

•	Leap’s ability to continue as a going concern;

•	Leap’s ability to obtain Bankruptcy Court approval with respect to motions prosecuted by Leap in its Chapter 11 cases from time to time;

•	risks associated with third parties seeking and obtaining Bankruptcy Court approval to terminate or shorten the exclusivity period to propose and confirm one or more plans of reorganization, for the appointment of a Chapter 11 trustee or to convert the Chapter 11 cases to Chapter 7 cases;

•	Leap’s ability to obtain and maintain normal terms with vendors and service providers;

•	Leap’s ability to maintain contracts that are critical to its operations;

•	the potential adverse impacts of the Chapter 11 cases on the liquidity or results of operations of Cricket;

•	Leap’s ability to attract, motivate and/or retain key executives and other employees;

•	Leap’s ability to attract and retain customers;

•	the unsettled nature of the wireless market, the current economic slowdown, service offerings of increasingly large bundles of minutes of use at increasingly low prices by some major carriers, other issues facing the telecommunications industry in general, Leap’s announcement of restructuring discussions, and its subsequent Chapter 11 filing, which have created a level of uncertainty that adversely affects Leap’s ability to predict future customer growth, as well as other key operating metrics;

•	changes in economic conditions that could adversely affect the market for wireless services;

•	the acceptance of Leap’s product offering by its prospective customers;

•	the effects of actions beyond Leap’s control in its distribution network;

•	rulings by courts or the Federal Communications Commission (FCC) adversely affecting Leap’s rights to own and/or operate certain wireless licenses, or changes in Leap’s ownership that could adversely affect its status as an “entrepreneur” under FCC rules and regulations;

•	Leap’s ability to maintain its cost, market penetration and pricing structure in the face of competition;

•	failure of network systems to perform according to expectations;

•	the effects of competition;

•	global political unrest, including the threat or occurrence of war or acts of terrorism; and

•	other factors detailed in the section entitled “Risk Factors” included in Leap’s Quarterly Report on Form 10-Q for the first fiscal quarter of 2003 and in its other SEC filings.

     The forward-looking statements should be considered in the context of these risk factors. Investors and prospective investors are cautioned not to place undue reliance on such forward-looking statements. Leap undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 7. Exhibits.

(c)	Exhibits.

Exhibit
Number	Description of Exhibit

2.1	Third Amended Joint Plan of Reorganization, as Modified, dated as of July 18, 2003.
2.2	Disclosure Statement Accompanying Third Amended Joint Plan of Reorganization, as Modified, dated as of July 18, 2003.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 23, 2003	LEAP WIRELESS INTERNATIONAL, INC.

	By:	/s/ HARVEY P. WHITE

Harvey P. White Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

2.1	Third Amended Joint Plan of Reorganization, as Modified, dated as of July 18, 2003.
2.2	Disclosure Statement Accompanying Third Amended Joint Plan of Reorganization, as Modified, dated as of July 18, 2003.